Exhibit 99.1

COMERICA REPORTS FIRST QUARTER 2011 NET INCOME OF $103 MILLION,

UP EIGHT PERCENT FROM FOURTH QUARTER 2010

Loan Growth in Global Corporate Banking, Energy and Middle Market

Loan Growth Accelerates in Texas

Pending Acquisition of Sterling Bancshares on Track

DALLAS/April 19, 2011 -- Comerica Incorporated (NYSE: CMA) today reported first quarter 2011 net income of $103 million, an increase of $7 million compared to $96 million for the fourth quarter 2010.

(dollar amounts in millions, except per share data)	1st Qtr ‘11		4th Qtr ‘10	1st Qtr ‘10
Net interest income	$395		$405	$415
Provision for loan losses	49		57	175
Noninterest income	207		215	194
Noninterest expenses	415		437	404

Income from continuing operations, net of tax	103		96	35
Income from discontinued operations, net of tax	—		—	17
Net income	103		96	52

Net income (loss) attributable to common shares	102		95	(71	)(a)

Diluted income (loss) per common share	0.57		0.53	(0.46)

Tier 1 capital ratio	10.37	% (b)	10.13%	10.38%
Tangible common equity ratio (c)	10.43		10.54	9.68

Net interest margin	3.25		3.29	3.18

(a) After preferred stock dividends to U.S. Treasury of $123 million.

(b) March 31, 2011 ratio is estimated.

(c) See Reconciliation of Non-GAAP Financial Measures.

“We had an eight percent increase in net income in the first quarter of 2011, when compared to the fourth quarter of 2010, which was primarily driven by reduced credit costs and good control of expenses,” said Ralph W. Babb Jr., chairman and chief executive officer.  “Among the many positive and encouraging signs we saw in the first quarter were loan growth in the Global Corporate Banking, Energy and Middle Market lines of business, and an acceleration of loan growth in Texas.  These were more than offset by the continued and planned reductions in Commercial Real Estate, and a decrease in Mortgage Banker Finance.  First quarter revenue was down three percent from the fourth quarter, primarily driven by lower total average loans.

“Key credit metrics continued to move in the right direction in the first quarter.  In addition, deposit growth remained strong and our solid capital continued to position us well for future growth. We believe we are in the right markets with the right people and products to build upon this momentum going forward.

“We continue to be on track to close our pending acquisition of Sterling Bancshares in the second quarter, subject to customary closing conditions, including regulatory and Sterling shareholder approvals.  Preparations for the integration of Sterling are moving forward, as planned. We expect to complete the systems conversions in the fourth quarter, and anticipate a smooth and seamless transition. Sterling also reported first quarter 2011 earnings today, and they were consistent with our expectations. The more work we do and the better we get to know Sterling, the more confident we are in the fit of our two organizations.”

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First Quarter 2011 Highlights Compared to Fourth Quarter 2010

•                  Net income of $103 million, or $0.57 per fully diluted share, increased eight percent compared to the fourth quarter 2010.

•                  Average loans increased in the Global Corporate Banking business line ($276 million; six percent), in Energy Lending in the Specialty Businesses business line ($154 million; 12 percent) and in the Middle Market business line ($94 million; one percent).  These increases were more than offset by decreases in Mortgage Banker Finance in the Specialty Businesses business line ($535 million; 49 percent) and in the Commercial Real Estate business line ($324 million; seven percent), resulting in a decrease in average total loans of $448 million, or one percent.

•                  Average loans in the Texas market increased $389 million, or six percent, with increases in all major business lines other than Commercial Real Estate.

•                  Average core deposits increased $290 million in the first quarter 2011.

•                  The net interest margin of 3.25 percent decreased four basis points, primarily resulting from an increase in excess liquidity, represented by average balances deposited with the Federal Reserve Bank, and the maturity of interest rate swaps at positive spreads.

•                  Average earning assets increased $245 million in the first quarter 2011.

•                  Credit quality improvement continued in the first quarter 2011.  Net credit-related charge-offs decreased $12 million to $101 million. Internal watch list loans declined $376 million to $5.2 billion and nonaccrual loans decreased $84 million.  As a result, the provision for loan losses decreased $8 million to $49 million.

•                  Noninterest expenses totaled $415 million in the first quarter 2011, a decrease of $22 million from the fourth quarter 2010, primarily the result of a decrease in salaries expense of $17 million.

•                  The estimated Tier 1 ratio increased 24 basis points, to 10.37 percent at March 31, 2011, from December 31, 2010.

Net Interest Income and Net Interest Margin

(dollar amounts in millions)	1st Qtr ‘11	4th Qtr ‘10	1st Qtr ‘10
Net interest income	$395	$405	$415

Net interest margin	3.25%	3.29%	3.18%

Selected average balances:
Total earning assets	$49,347	$49,102	$52,941
Total investment securities	7,311	7,112	7,382
Federal Reserve Bank deposits (excess liquidity) (a)	2,297	1,793	4,092
Total loans	39,551	39,999	41,313

Total core deposits (b)	40,186	39,896	37,236
Total noninterest-bearing deposits	15,459	15,607	14,624

(a) See Reconciliation of Non-GAAP Financial Measures.

(b) Core deposits exclude other time deposits and foreign office time deposits.

•                  The $10 million decrease in net interest income in the first quarter 2011, when compared to the fourth quarter 2010, resulted primarily from two less days in the quarter and the maturity of interest rate swaps at positive spreads.

•                  The net interest margin of 3.25 percent declined four basis points compared to the fourth quarter 2010.  The decline in the net interest margin reflected the impact of an increase in excess liquidity and the maturity of interest rate swaps at positive spreads.

•                  Average earning assets increased $245 million, primarily due to increases of $504 million in Federal Reserve Bank deposits (excess liquidity) and $199 million in average investment securities available-for-sale, partially offset by a $448 million decrease in average loans.

•                  First quarter 2011 average core deposits increased $290 million compared to fourth quarter 2010, primarily reflecting increases in money market and NOW deposits ($495 million), partially offset by decreases in noninterest-bearing deposits ($148 million) and customer certificates of deposit ($93 million).

Noninterest Income

Noninterest income was $207 million for the first quarter 2011, compared to $215 million for the fourth quarter 2010.  The $8 million decline reflected increases in net income from principal investing and warrants ($4 million) and service charges on deposit accounts ($3 million), which were more than offset by decreases in commercial lending fees ($8 million) and bank-owned life insurance ($6 million).

Noninterest Expenses

Noninterest expenses totaled $415 million in the first quarter 2011, a decrease of $22 million from the fourth quarter 2010. The $22 million decrease in noninterest expenses was primarily due to a decrease in salaries expense ($17 million) and a one-time charge recognized in the fourth quarter 2010 related to the redemption of subordinated notes ($5 million), partially offset by an increase in employee benefits expense ($7 million).  The decrease in salaries expense primarily reflected a decrease in executive and business unit incentive expense ($8 million), a reduction in severance expense ($6 million) and the impact of two less days in the first quarter ($3 million), partially offset by an increase in share-based compensation expense ($5 million), resulting from annual share-based grants for retirement-eligible employees in the first quarter.

Credit Quality

“Overall, the first quarter results displayed a continuation of the steady improvement we have seen in our credit metrics over the last six quarters,” Babb said.  “First quarter net credit-related charge-offs decreased $12 million, with a significant decline in Commercial Real Estate, partially offset by an increase in Middle Market net charge-offs. The increase in Middle Market net charge-offs was primarily the result of several previously identified problem loans that are working their way through the collection process.  Based on our analysis of Middle Market default rates, risk rating migration patterns as well as the watch list and nonaccruals, which were stable, we believe that the increase in charge-offs this quarter is not a trend. Our credit culture has served us well.  It is one of our key strengths and has resulted in some of the best credit metrics among our peers.”

•                  Net credit-related charge-offs decreased $12 million to $101 million in the first quarter 2011, from $113 million in the fourth quarter 2010. The decrease in net credit-related charge-offs primarily reflected decreases of $29 million in the Commercial Real Estate business line, $13 million in the Private Banking business line and $7 million in the Specialty Businesses business line, partially offset by an increase of $36 million in the Middle Market business line.

•                  Internal watch list loans declined $376 million to $5.2 billion from December 31, 2010 to March 31, 2011.

•                  During the first quarter 2011, $166 million of loan relationships greater than $2 million were transferred to nonaccrual status, a decrease of $14 million from the fourth quarter 2010, primarily due to a $35 million decrease in transfers from the Commercial Real Estate business line and a $10 million decrease in transfers from the Private Banking business line, partially offset by a $30 million increase in transfers from the Middle Market business line.  Of the transfers of loan relationships greater than $2 million to nonaccrual in the first quarter 2011, $101 million were from the Middle Market business line, primarily in the Midwest and Other markets, and $37 million were from the Commercial Real Estate business line in the Midwest market.

•                  Nonperforming assets decreased $131 million to $1.1 billion, or 2.81 percent of total loans and foreclosed property, at March 31, 2011.

•                  Nonaccrual loans were charged down 46 percent at March 31, 2011.

•                  Foreclosed property decreased $38 million to $74 million at March 31, 2011, from $112 million at December 31, 2010.

•                  Loans past due 90 days or more and still accruing were $72 million at March 31, 2011, an increase of $10 million compared to December 31, 2010.

•                  The provision for loan losses decreased $8 million, primarily due to reductions in the Commercial Real Estate, Global Corporate Banking, Private Banking and Specialty Businesses business lines, partially offset by an increase in the Middle Market business line.

•                  The allowance for loan losses to total loans ratio was 2.17 percent and 2.24 percent at March 31, 2011 and December 31, 2010, respectively.

(dollar amounts in millions)	1st Qtr ‘11	4th Qtr ‘10	1st Qtr ‘10
Net credit-related charge-offs	$101	$113	$173
Net credit-related charge-offs/Average total loans	1.03%	1.13%	1.68%

Provision for loan losses	$49	$57	$175
Provision for credit losses on lending-related commitments	(3)	(3)	7
Total provision for credit losses	46	54	182

Nonperforming loans	1,030	1,123	1,162
Nonperforming assets (NPAs)	1,104	1,235	1,251
NPAs/Total loans and foreclosed property	2.81%	3.06%	3.06%

Loans past due 90 days or more and still accruing	$72	$62	$83

Allowance for loan losses	849	901	987
Allowance for credit losses on lending-related commitments (a)	32	35	44
Total allowance for credit losses	881	936	1,031

Allowance for loan losses/Total loans	2.17%	2.24%	2.42%
Allowance for loan losses/Nonperforming loans	82	80	85

(a) Included in “Accrued expenses and other liabilities” on the consolidated balance sheets.

Balance Sheet and Capital Management

Total assets and common shareholders’ equity were $55.0 billion and $5.9 billion, respectively, at March 31, 2011, compared to $53.7 billion and $5.8 billion, respectively, at December 31, 2010. There were approximately 177 million common shares outstanding at March 31, 2011.  Comerica repurchased 400,000 shares of common stock in the open market in the first quarter 2011 under the share repurchase program.

Comerica’s tangible common equity ratio was 10.43 percent at March 31, 2011, a decrease of 11 basis points from December 31, 2010. The estimated Tier 1 ratio increased 24 basis points, to 10.37 percent at March 31, 2011, from December 31, 2010.

Full-Year 2011 Outlook Compared to Full-Year 2010

For full-year 2011, management expects the following, compared to full-year 2010, based on a continuation of modest growth in the economy.  This outlook does not include any impact from the pending acquisition of Sterling Bancshares, Inc.

•                  A low single-digit decrease in average loans. Excluding the Commercial Real Estate business line, a low single-digit increase in average loans.

•                  Average earning assets of approximately $48.5 billion, reflecting lower excess liquidity in addition to a decrease in average loans.

•                  An average net interest margin of 3.25 percent to 3.30 percent, based on no increase in the Federal Funds rate.

•                  Net credit-related charge-offs between $350 million and $400 million for full-year 2011. The provision for credit losses is expected to be between $150 million and $200 million for full-year 2011.

•                  A low single-digit decline in noninterest income compared to 2010, primarily due to the impact of regulatory changes.

•                  A low single-digit increase in noninterest expenses compared to 2010, primarily due to an increase in employee benefits expense.

•                  Income tax expense to approximate 36 percent of income before income taxes less approximately $60 million of permanent differences related to low-income housing and bank-owned life insurance.

•                  Continue share repurchase program that, combined with dividend payments, results in a payout up to 50 percent of full-year earnings.

Business Segments

Comerica’s continuing operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management.  The Finance Division also is included as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at March 31, 2011 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses first quarter 2011 results compared to fourth quarter 2010.

The following table presents net income (loss) by business segment.

(dollar amounts in millions)	1st Qtr ‘11		4th Qtr ‘10		1st Qtr ‘10
Business Bank	$167	93%	$174	117%	$89	96%
Retail Bank	(2)	(1)	(14)	(10)	(7)	(8)
Wealth & Institutional Management	14	8	(10)	(7)	11	12
	179	100%	150	100%	93	100%
Finance	(76)		(60)		(59)
Other (a)	—		6		18
Total	$103		$96		$52

(a) Includes discontinued operations and items not directly associated with the three major business segments or the Finance Division.

Business Bank

(dollar amounts in millions)	1st Qtr ‘11	4th Qtr ‘10	1st Qtr ‘10
Net interest income (FTE)	$341	$341	$341
Provision for loan losses	18	8	137
Noninterest income	77	81	76
Noninterest expenses	160	158	162
Net income	167	174	89

Net credit-related charge-offs	73	73	137

Selected average balances:
Assets	30,091	30,489	31,293
Loans	29,609	29,947	30,918
Deposits	20,084	19,892	17,750

Net interest margin	4.66%	4.51%	4.48%

•                  Average loans decreased $338 million, reflecting increases in Global Corporate Banking, Energy Lending and Middle Market more than offset by decreases in Mortgage Banker Finance and Commercial Real Estate.

•                  Average deposits increased $192 million, primarily due to increases in Global Corporate Banking, Technology and Life Sciences and Mortgage Banker Finance partially offset by decreases in Middle Market, the Financial Services Division and Commercial Real Estate.

•                  The net interest margin of 4.66 percent increased 15 basis points, primarily due to an increase in deposit spreads and deposit balances.

•                  The provision for loan losses increased $10 million, primarily due to an increase in Middle Market, partially offset by decreases in Commercial Real Estate and Global Corporate Banking.

•                  Noninterest income decreased $4 million, primarily due to a decrease in commercial lending fees, partially offset by an increase in service charges on deposit accounts.

•                  Noninterest expenses increased $2 million, primarily due to an increase in other real estate expenses, partially offset by a decrease in corporate overhead expenses.

Retail Bank

(dollar amounts in millions)	1st Qtr ‘11	4th Qtr ‘10	1st Qtr ‘10
Net interest income (FTE)	$139	$134	$130
Provision for loan losses	23	29	31
Noninterest income	42	43	44
Noninterest expenses	162	169	154
Net loss	(2)	(14)	(7)

Net credit-related charge-offs	23	22	26

Selected average balances:
Assets	5,558	5,647	6,106
Loans	5,106	5,192	5,599
Deposits	17,360	17,271	16,718

Net interest margin	3.25%	3.07%	3.18%

•                  Average loans decreased $86 million, primarily reflecting declines in all business lines in the Midwest market.

•                  Average deposits increased $89 million, primarily due to increases in transaction and money market deposits, partially offset by a decline in customer certificates of deposit.

•                  The net interest margin of 3.25 percent increased 18 basis points, primarily due to increases in deposit spreads, partially offset by a decrease in loan balances.

•                  The provision for loan losses decreased $6 million, primarily reflecting decreases in all business lines in the Midwest and Texas markets, partially offset by increases in all business lines in the Western market.

•                  Noninterest expenses decreased $7 million, primarily due to a decrease in corporate overhead and nominal decreases in other expense categories.

Wealth and Institutional Management

(dollar amounts in millions)	1st Qtr ‘11	4th Qtr ‘10	1st Qtr ‘10
Net interest income (FTE)	$44	$42	$42
Provision for loan losses	8	23	12
Noninterest income	64	59	60
Noninterest expenses	78	93	73
Net income (loss)	14	(10)	11

Net credit-related charge-offs	5	18	10

Selected average balances:
Assets	4,809	4,834	4,862
Loans	4,807	4,820	4,789
Deposits	2,800	2,730	2,791

Net interest margin	3.76%	3.43%	3.53%

•                  Average loans decreased $13 million.

•                  Average deposits increased $70 million, primarily due to increases in transaction and money market deposits.

•                  The net interest margin of 3.76 percent increased 33 basis points, primarily due to an increase in deposit spreads, partially offset by a decrease in loan balances.

•                  The provision for loan losses decreased $15 million, primarily reflecting decreases in the Western and Midwest markets.

•                  Noninterest income increased $5 million, primarily due to increases in gains on the redemption of auction-rate securities and investment banking fees.

•                  Noninterest expenses decreased $15 million, primarily due to decreases in salaries expense, outside processing fees and corporate overhead expenses.

Geographic Market Segments

Comerica also provides market segment results for four primary geographic markets: Midwest, Western, Texas and Florida.  In addition to the four primary geographic markets, Other Markets and International are also reported as market segments.  The financial results below are based on methodologies in effect at March 31, 2011 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses first quarter 2011 results compared to fourth quarter 2010.

The following table presents net income (loss) by market segment.

(dollar amounts in millions)	1st Qtr ‘11		4th Qtr ‘10		1st Qtr ‘10
Midwest	$53	30%	$35	23%	$26	28%
Western	51	28	41	28	22	23
Texas	29	16	16	11	14	16
Florida	(4)	(2)	1	—	1	1
Other Markets	38	21	48	32	16	17
International	12	7	9	6	14	15
	179	100%	150	100%	93	100%
Finance & Other Businesses (a)	(76)		(54)		(41)
Total	$103		$96		$52

(a) Includes discontinued operations and items not directly associated with the geographic markets.

Midwest Market

(dollar amounts in millions)	1st Qtr ‘11	4th Qtr ‘10	1st Qtr ‘10
Net interest income (FTE)	$203	$202	$204
Provision for loan losses	34	46	80
Noninterest income	100	99	102
Noninterest expenses	188	201	186
Net income	53	35	26

Net credit-related charge-offs	46	52	55

Selected average balances:
Assets	14,307	14,506	15,208
Loans	14,104	14,219	14,964
Deposits	18,230	17,959	17,056

Net interest margin	4.49%	4.45%	4.84%

•                  Average loans decreased $115 million, with declines in most business lines, partially offset by increases in National Dealer Services, Global Corporate Banking and Middle Market.

•                  Average deposits increased $271 million, primarily due to increases in Global Corporate Banking, Personal Banking, the Financial Services Division and Private Banking, partially offset by decreases in Middle Market and Small Business Banking.

•                 The net interest margin of 4.49 percent increased four basis points, primarily due to increases in deposit spreads and deposit balances, partially offset by a decrease in loan balances and loan spreads.

•                  The provision for loan losses decreased $12 million, primarily due to decreases in Global Corporate Banking, Commercial Real Estate, Private Banking and Small Business Banking, partially offset by an increase in Middle Market.

•                  Noninterest expenses decreased $13 million, primarily due to decreases in corporate overhead expense, litigation and operational losses and outside processing fees, partially offset by an increase in other real estate expenses.

Western Market

(dollar amounts in millions)	1st Qtr ‘11	4th Qtr ‘10	1st Qtr ‘10
Net interest income (FTE)	$164	$158	$161
Provision for loan losses	11	11	59
Noninterest income	37	35	36
Noninterest expenses	109	109	105
Net income	51	41	22

Net credit-related charge-offs	26	43	64

Selected average balances:
Assets	12,590	12,698	13,175
Loans	12,383	12,497	12,980
Deposits	12,235	12,448	11,927

Net interest margin	5.37%	5.01%	5.04%

•                  Average loans decreased $114 million, primarily due to decreases in Commercial Real Estate and National Dealer Services, partially offset by increases in Middle Market and Global Corporate Banking.

•                  Average deposits decreased $213 million, primarily due to decreases in the Financial Services Division, Middle Market and Commercial Real Estate, partially offset by increases in Technology and Life Sciences and Global Corporate Banking.

•                  The net interest margin of 5.37 percent increased 36 basis points, primarily due to increases in loan and deposit spreads, partially offset by a decrease in deposit balances.

•                  Noninterest income increased $2 million, primarily due to an increase in warrant income.

Texas Market

(dollar amounts in millions)	1st Qtr ‘11	4th Qtr ‘10	1st Qtr ‘10
Net interest income (FTE)	$87	$80	$79
Provision for loan losses	4	15	17
Noninterest income	23	27	20
Noninterest expenses	61	67	60
Net income	29	16	14

Total net credit-related charge-offs	8	9	25

Selected average balances:
Assets	7,031	6,653	6,892
Loans	6,824	6,435	6,704
Deposits	5,786	5,557	4,957

Net interest margin	5.17%	4.91%	4.79%

•                  Average loans increased $389 million, primarily due to increases in Energy Lending, Middle Market and Global Corporate Banking, partially offset by a decrease in Commercial Real Estate.

•                  Average deposits increased $229 million, primarily due to increases in Global Corporate Banking, Technology and Life Sciences and Energy Lending, partially offset by a decrease in Middle Market.

•                  The net interest margin of 5.17 percent increased 26 basis points, primarily due to increases in loan and deposit spreads and deposit balances.

•                  The provision for loan losses decreased $11 million, with decreases across all lines of business.

•                  Noninterest income decreased $4 million, primarily due to decreases in commercial lending fees and warrant income.

•                  Noninterest expenses decreased $6 million, primarily due to decreases in salaries expense and other real estate expenses.

Florida Market

(dollar amounts in millions)	1st Qtr ‘11	4th Qtr ‘10	1st Qtr ‘10
Net interest income (FTE)	$11	$11	$10
Provision for loan losses	8	4	3
Noninterest income	4	3	3
Noninterest expenses	12	9	9
Net income (loss)	(4)	1	1

Net credit-related charge-offs	8	7	10

Selected average balances:
Assets	1,553	1,587	1,576
Loans	1,580	1,612	1,576
Deposits	367	375	361

Net interest margin	2.82%	2.64%	2.54%

•                  Average loans decreased $32 million, primarily due to decreases in Commercial Real Estate and Global Corporate Banking.

•                  Average deposits decreased $8 million, primarily due to a decrease in Global Corporate Banking.

•                  The net interest margin of 2.82 percent increased 18 basis points, primarily due to an increase in loan and deposit spreads.

•                  The provision for loan losses increased $4 million, primarily due to increases in Middle Market and Private Banking.

•                  Noninterest expenses increased $3 million, primarily due to an increase in other real estate expenses.

Conference Call and Webcast

Comerica will host a conference call to review first quarter 2011 financial results at 7 a.m. CT Tuesday, April 19, 2011. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 51888978). The call and supplemental financial information can also be accessed on the Internet at www.comerica.com.  A telephone replay will be available approximately two hours following the conference call through April 30, 2011. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 51888978). A replay of the Webcast can also be accessed via Comerica’s “Investor Relations” page at www.comerica.com.

Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica’s results of operations or financial position.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective,” “looks forward” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed.  Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions and related credit and market conditions; changes in trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; adverse conditions in the capital markets; the interdependence of financial service companies; changes in regulation or oversight, including the effects of recently enacted legislation, actions taken by or proposed by the U.S. Treasury, the Board of Governors of the Federal Reserve System, the Texas Department of Banking and the Federal Deposit Insurance Corporation, legislation or regulations enacted in the future, and the impact and expiration of such legislation and regulatory actions; unfavorable developments concerning credit quality; the proposed acquisition of Sterling Bancshares, Inc. (“Sterling”), or any future acquisitions; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive production industry and the real estate business lines; the implementation of Comerica’s strategies and business models, including the anticipated performance of any new banking centers; Comerica’s ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties or information security problems; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; the entry of new competitors in Comerica’s markets; changes in customer borrowing, repayment, investment and deposit practices; management’s ability to maintain and expand customer relationships; management’s ability to retain key officers and employees; the impact of legal and regulatory proceedings; the effectiveness of methods of reducing risk exposures; the effects of war and other armed conflicts or acts of terrorism and the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 16 of Comerica’s Annual Report on Form 10-K for the year ended December 31, 2010. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information for Shareholders

In connection with the proposed merger transaction, Comerica has filed with the SEC a Registration Statement on Form S-4 that includes a Proxy Statement of Sterling and a Prospectus of Comerica, and Sterling mailed the definitive Proxy Statement/Prospectus to its shareholders on or about April 6, 2011. Each of Comerica and Sterling may file other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the definitive Proxy Statement/Prospectus, as well as other filings containing information about Comerica and Sterling, may be obtained at the SEC’s Internet site (http://www.sec.gov). You may be able to obtain these documents, free of charge, from Comerica at www.comerica.com under the tab “Investor Relations” and then under the heading “SEC Filings” or from Sterling by accessing Sterling’s website at www.banksterling.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Comerica and Sterling and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Sterling in connection with the proposed merger. Information about the directors and executive officers of Comerica is set forth in the proxy statement for Comerica’s 2011 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 18, 2011. Information about the directors and executive officers of Sterling is set forth in Sterling’s Form 10-K/A filed with the SEC on April 8, 2011. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the above-referenced definitive Proxy Statement/Prospectus and other relevant materials filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(214) 462-4463	(214) 462-6831

Tracy Fralick
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31,	December 31,	March 31,
(in millions, except per share data)	2011	2010	2010
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income (loss)	$0.57	$0.53	$(0.46)
Cash dividends declared	0.10	0.10	0.05
Common shareholders’ equity (at period end)	33.25	32.82	32.15

Average diluted shares (in thousands)	178,425	178,266	155,155
KEY RATIOS
Return on average common shareholders’ equity	7.08%	6.53%	(5.61)%
Return on average assets	0.77	0.71	0.36
Tier 1 common capital ratio (a) (b)	10.37	10.13	9.57
Tier 1 risk-based capital ratio (b)	10.37	10.13	10.38
Total risk-based capital ratio (b)	14.83	14.54	14.91
Leverage ratio (b)	11.37	11.26	11.00
Tangible common equity ratio (a)	10.43	10.54	9.68
AVERAGE BALANCES
Commercial loans	$21,496	$21,464	$21,015
Real estate construction loans:
Commercial Real Estate business line (c)	1,754	1,944	2,931
Other business lines (d)	425	427	455
Commercial mortgage loans:
Commercial Real Estate business line (c)	1,978	2,016	1,908
Other business lines (d)	7,812	7,949	8,479
Residential mortgage loans	1,599	1,600	1,632
Consumer loans	2,281	2,367	2,481
Lease financing	987	1,044	1,130
International loans	1,219	1,188	1,282
Total loans	39,551	39,999	41,313

Earning assets	49,347	49,102	52,941
Total assets	53,775	53,756	57,519
Noninterest-bearing deposits	15,459	15,607	14,624
Interest-bearing core deposits	24,727	24,289	22,612
Total core deposits	40,186	39,896	37,236
Common shareholders’ equity	5,835	5,870	5,070
Total shareholders’ equity	5,835	5,870	6,864
NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$396	$406	$416
Fully taxable equivalent adjustment	1	1	1
Net interest margin (fully taxable equivalent basis)	3.25%	3.29%	3.18%
CREDIT QUALITY
Nonaccrual loans	$996	$1,080	$1,145
Reduced-rate loans	34	43	17
Total nonperforming loans	1,030	1,123	1,162
Foreclosed property	74	112	89
Total nonperforming assets	1,104	1,235	1,251

Loans past due 90 days or more and still accruing	72	62	83

Gross loan charge-offs	123	140	184
Loan recoveries	22	27	11
Net loan charge-offs	101	113	173
Lending-related commitment charge-offs	—	—	—
Total net credit-related charge-offs	101	113	173

Allowance for loan losses	849	901	987
Allowance for credit losses on lending-related commitments	32	35	44
Total allowance for credit losses	881	936	1,031

Allowance for loan losses as a percentage of total loans	2.17%	2.24%	2.42%
Net loan charge-offs as a percentage of average total loans	1.03	1.13	1.68
Net credit-related charge-offs as a percentage of average total loans	1.03	1.13	1.68
Nonperforming assets as a percentage of total loans and foreclosed property	2.81	3.06	3.06
Allowance for loan losses as a percentage of total nonperforming loans	82	80	85

(a) See Reconciliation of Non-GAAP Financial Measures.

(b) March 31, 2011 ratios are estimated.

(c) Primarily loans to real estate investors and developers.

(d) Primarily loans secured by owner-occupied real estate.

CONSOLIDATED BALANCE SHEETS

Comerica Incorporated and Subsidiaries

	March 31,	December 31,	March 31,
(in millions, except share data)	2011	2010	2010
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$875	$668	$769

Interest-bearing deposits with banks	3,570	1,415	3,860
Other short-term investments	154	141	165

Investment securities available-for-sale	7,406	7,560	7,346

Commercial loans	21,360	22,145	20,756
Real estate construction loans	2,023	2,253	3,202
Commercial mortgage loans	9,697	9,767	10,358
Residential mortgage loans	1,550	1,619	1,631
Consumer loans	2,262	2,311	2,472
Lease financing	958	1,009	1,120
International loans	1,326	1,132	1,306
Total loans	39,176	40,236	40,845
Less allowance for loan losses	(849)	(901)	(987)
Net loans	38,327	39,335	39,858

Premises and equipment	637	630	637
Customers’ liability on acceptances outstanding	14	9	21
Accrued income and other assets	4,034	3,909	4,450
Total assets	$55,017	$53,667	$57,106

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$16,357	$15,538	$15,290

Money market and NOW deposits	17,888	17,622	16,009
Savings deposits	1,457	1,397	1,462
Customer certificates of deposit	5,672	5,482	5,979
Other time deposits	—	—	814
Foreign office time deposits	499	432	412
Total interest-bearing deposits	25,516	24,933	24,676
Total deposits	41,873	40,471	39,966

Short-term borrowings	61	130	489
Acceptances outstanding	14	9	21
Accrued expenses and other liabilities	1,076	1,126	1,047
Medium- and long-term debt	6,116	6,138	9,915
Total liabilities	49,140	47,874	51,438

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 203,878,110 shares	1,019	1,019	1,019
Capital surplus	1,464	1,481	1,468
Accumulated other comprehensive loss	(382)	(389)	(303)
Retained earnings	5,317	5,247	5,064
Less cost of common stock in treasury - 27,103,941 shares at 3/31/11, 27,342,518 shares at 12/31/10, and 27,575,283 shares at 3/31/10	(1,541)	(1,565)	(1,580)
Total shareholders’ equity	5,877	5,793	5,668
Total liabilities and shareholders’ equity	$55,017	$53,667	$57,106

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31,
(in millions, except per share data)	2011	2010

INTEREST INCOME
Interest and fees on loans	$375	$412
Interest on investment securities	57	61
Interest on short-term investments	2	3
Total interest income	434	476

INTEREST EXPENSE
Interest on deposits	22	35
Interest on short-term borrowings	—	—
Interest on medium- and long-term debt	17	26
Total interest expense	39	61
Net interest income	395	415
Provision for loan losses	49	175
Net interest income after provision for loan losses	346	240

NONINTEREST INCOME
Service charges on deposit accounts	52	56
Fiduciary income	39	39
Commercial lending fees	21	22
Letter of credit fees	18	18
Card fees	15	13
Foreign exchange income	9	10
Bank-owned life insurance	8	8
Brokerage fees	6	6
Net securities gains	2	2
Other noninterest income	37	20
Total noninterest income	207	194

NONINTEREST EXPENSES
Salaries	188	169
Employee benefits	50	44
Total salaries and employee benefits	238	213
Net occupancy expense	40	41
Equipment expense	15	17
Outside processing fee expense	24	23
Software expense	23	22
FDIC insurance expense	15	17
Legal fees	9	8
Advertising expense	7	8
Other real estate expense	8	12
Litigation and operational losses	3	1
Provision for credit losses on lending-related commitments	(3)	7
Other noninterest expenses	36	35
Total noninterest expenses	415	404
Income from continuing operations before income taxes	138	30
Provision (benefit) for income taxes	35	(5)
Income from continuing operations	103	35
Income from discontinued operations, net of tax	—	17
NET INCOME	103	52
Less:
Preferred stock dividends	—	123
Income allocated to participating securities	1	—
Net income (loss) attributable to common shares	$102	$(71)

Basic earnings per common share:
Income (loss) from continuing operations	$0.58	$(0.57)
Net income (loss)	0.58	(0.46)

Diluted earnings per common share:
Income (loss) from continuing operations	0.57	(0.57)
Net income (loss)	0.57	(0.46)

Cash dividends declared on common stock	18	9
Cash dividends declared per common share	0.10	0.05

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME (unaudited)

Comerica Incorporated and Subsidiaries

	First	Fourth	Third	Second	First	First Quarter 2011 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Fourth Quarter 2010		First Quarter 2010
(in millions, except per share data)	2011	2010	2010	2010	2010	Amount	Percent	Amount	Percent

INTEREST INCOME
Interest and fees on loans	$375	$394	$399	$412	$412	$(19)	(5)%	$(37)	(9)%
Interest on investment securities	57	49	55	61	61	8	16	(4)	(7)
Interest on short-term investments	2	2	2	3	3	—	44	(1)	(25)
Total interest income	434	445	456	476	476	(11)	(2)	(42)	(9)

INTEREST EXPENSE
Interest on deposits	22	24	27	29	35	(2)	(8)	(13)	(36)
Interest on short-term borrowings	—	1	—	—	—	(1)	(39)	—	8
Interest on medium- and long-term debt	17	15	25	25	26	2	5	(9)	(35)
Total interest expense	39	40	52	54	61	(1)	(3)	(22)	(35)
Net interest income	395	405	404	422	415	(10)	(2)	(20)	(5)
Provision for loan losses	49	57	122	126	175	(8)	(14)	(126)	(72)
Net interest income after provision for loan losses	346	348	282	296	240	(2)	—	106	44

NONINTEREST INCOME
Service charges on deposit accounts	52	49	51	52	56	3	6	(4)	(7)
Fiduciary income	39	39	38	38	39	—	—	—	—
Commercial lending fees	21	29	22	22	22	(8)	(29)	(1)	(3)
Letter of credit fees	18	20	19	19	18	(2)	(6)	—	1
Card fees	15	15	15	15	13	—	(5)	2	10
Foreign exchange income	9	11	8	10	10	(2)	(16)	(1)	(7)
Bank-owned life insurance	8	14	9	9	8	(6)	(41)	—	1
Brokerage fees	6	7	6	6	6	(1)	(8)	—	7
Net securities gains	2	—	—	1	2	2	N/M	—	14
Other noninterest income	37	31	18	22	20	6	18	17	82
Total noninterest income	207	215	186	194	194	(8)	(4)	13	7

NONINTEREST EXPENSES
Salaries	188	205	187	179	169	(17)	(8)	19	11
Employee benefits	50	43	47	45	44	7	16	6	15
Total salaries and employee benefits	238	248	234	224	213	(10)	(4)	25	12
Net occupancy expense	40	42	40	39	41	(2)	(3)	(1)	(5)
Equipment expense	15	16	15	15	17	(1)	(4)	(2)	(6)
Outside processing fee expense	24	27	23	23	23	(3)	(13)	1	4
Software expense	23	23	22	22	22	—	(7)	1	2
FDIC insurance expense	15	15	14	16	17	—	3	(2)	(11)
Legal fees	9	9	9	9	8	—	(1)	1	—
Advertising expense	7	8	7	7	8	(1)	(8)	(1)	(5)
Other real estate expense	8	5	7	5	12	3	91	(4)	(28)
Litigation and operational losses	3	6	2	2	1	(3)	(51)	2	N/M
Provision for credit losses on lending-related commitments	(3)	(3)	(6)	—	7	—	34	(10)	N/M
Other noninterest expenses	36	41	35	35	35	(5)	(14)	1	1
Total noninterest expenses	415	437	402	397	404	(22)	(5)	11	3
Income from continuing operations before income taxes	138	126	66	93	30	12	10	108	N/M
Provision (benefit) for income taxes	35	30	7	23	(5)	5	17	40	N/M
Income from continuing operations	103	96	59	70	35	7	8	68	N/M
Income from discontinued operations, net of tax	—	—	—	—	17	—	—	(17)	N/M
NET INCOME	103	96	59	70	52	7	8	51	99
Less:
Preferred stock dividends	—	—	—	—	123	—	—	(123)	N/M
Income allocated to participating securities	1	1	—	1	—	—	25	1	N/M
Net income (loss) attributable to common shares	$102	$95	$59	$69	$(71)	$7	8%	$173	N/M %

Basic earnings per common share:
Income (loss) from continuing operations	$0.58	$0.54	$0.34	$0.40	$(0.57)	$0.04	7%	$1.15	N/M %
Net income (loss)	0.58	0.54	0.34	0.40	(0.46)	0.04	7	1.04	N/M

Diluted earnings per common share:
Income (loss) from continuing operations	0.57	0.53	0.33	0.39	(0.57)	0.04	8	1.14	N/M
Net income (loss)	0.57	0.53	0.33	0.39	(0.46)	0.04	8	1.03	N/M

Cash dividends declared on common stock	18	18	9	8	9	—	—	9	N/M
Cash dividends declared per common share	0.10	0.10	0.05	0.05	0.05	—	—	0.05	N/M

N/M - Not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)

Comerica Incorporated and Subsidiaries

	2011	2010
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$901	$957	$967	$987	$985

Loan charge-offs:
Commercial	65	43	38	65	49
Real estate construction:
Commercial Real Estate business line (a)	8	34	40	30	71
Other business lines (b)	1	—	1	—	3
Total real estate construction	9	34	41	30	74
Commercial mortgage:
Commercial Real Estate business line (a)	9	9	16	12	16
Other business lines (b)	25	34	40	36	28
Total commercial mortgage	34	43	56	48	44
Residential mortgage	2	5	2	5	2
Consumer	8	15	7	9	8
Lease financing	—	—	—	1	—
International	5	—	1	—	7
Total loan charge-offs	123	140	145	158	184

Recoveries on loans previously charged-off:
Commercial	4	7	7	4	7
Real estate construction	2	3	1	6	1
Commercial mortgage	9	10	2	1	3
Residential mortgage	—	1	—	—	—
Consumer	1	2	1	1	—
Lease financing	5	4	1	—	—
International	1	—	1	—	—
Total recoveries	22	27	13	12	11
Net loan charge-offs	101	113	132	146	173
Provision for loan losses	49	57	122	126	175
Balance at end of period	$849	$901	$957	$967	$987

Allowance for loan losses as a percentage of total loans	2.17%	2.24%	2.38%	2.38%	2.42%

Net loan charge-offs as a percentage of average total loans	1.03	1.13	1.32	1.44	1.68

Net credit-related charge-offs as a percentage of average total loans	1.03	1.13	1.32	1.44	1.68

(a)          Primarily charge-offs of loans to real estate investors and developers.

(b)         Primarily charge-offs of loans secured by owner-occupied real estate.

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)

Comerica Incorporated and Subsidiaries

	2011	2010
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$35	$38	$44	$44	$37
Add: Provision for credit losses on lending-related commitments	(3)	(3)	(6)	—	7
Balance at end of period	$32	$35	$38	$44	$44

Unfunded lending-related commitments sold	$2	$—	$—	$2	$—

NONPERFORMING ASSETS (unaudited)

Comerica Incorporated and Subsidiaries

	2011	2010
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$226	$252	$258	$239	$209
Real estate construction:
Commercial Real Estate business line (a)	195	259	362	385	516
Other business lines (b)	3	4	4	4	3
Total real estate construction	198	263	366	389	519
Commercial mortgage:
Commercial Real Estate business line (a)	197	181	153	135	105
Other business lines (b)	293	302	304	257	226
Total commercial mortgage	490	483	457	392	331
Lease financing	7	7	10	11	11
International	4	2	2	3	4
Total nonaccrual business loans	925	1,007	1,093	1,034	1,074
Retail loans:
Residential mortgage	58	55	59	53	58
Consumer:
Home equity	6	5	5	7	8
Other consumer	7	13	6	4	5
Total consumer	13	18	11	11	13
Total nonaccrual retail loans	71	73	70	64	71
Total nonaccrual loans	996	1,080	1,163	1,098	1,145
Reduced-rate loans	34	43	28	23	17
Total nonperforming loans	1,030	1,123	1,191	1,121	1,162
Foreclosed property	74	112	120	93	89
Total nonperforming assets	$1,104	$1,235	$1,311	$1,214	$1,251

Nonperforming loans as a percentage of total loans	2.63%	2.79%	2.96%	2.76%	2.85%
Nonperforming assets as a percentage of total loans and foreclosed property	2.81	3.06	3.24	2.98	3.06
Allowance for loan losses as a percentage of total nonperforming loans	82	80	80	86	85
Loans past due 90 days or more and still accruing	$72	$62	$104	$115	$83

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$1,080	$1,163	$1,098	$1,145	$1,165
Loans transferred to nonaccrual (c)	166	180	294	199	245
Nonaccrual business loan gross charge-offs (d)	(111)	(120)	(136)	(143)	(174)
Loans transferred to accrual status (c)	(4)	(4)	(10)	—	—
Nonaccrual business loans sold (e)	(60)	(41)	(12)	(47)	(44)
Payments/Other (f)	(75)	(98)	(71)	(56)	(47)
Nonaccrual loans at end of period	$996	$1,080	$1,163	$1,098	$1,145

(a)  Primarily loans to real estate investors and developers.

(b) Primarily loans secured by owner-occupied real estate.

(c)  Based on an analysis of nonaccrual loans with book balances greater than $2 million.

(d) Analysis of gross loan charge-offs:

Nonaccrual business loans	$111	$120	$136	$143	$174
Performing watch list loans	2	—	—	1	—
Consumer and residential mortgage loans	10	20	9	14	10
Total gross loan charge-offs	$123	$140	$145	$158	$184

(e) Analysis of loans sold:

Nonaccrual business loans	$60	$41	$12	$47	$44
Performing watch list loans	35	29	7	15	12
Total loans sold	$95	$70	$19	$62	$56

(f)  Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.  Excludes business loan gross charge-offs and business nonaccrual loans sold.

ANALYSIS OF NET INTEREST INCOME (FTE) (unaudited)

Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31, 2011			December 31, 2010			March 31, 2010
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$21,496	$200	3.76%	$21,464	$206	3.80%	$21,015	$205	3.96%
Real estate construction loans	2,179	19	3.51	2,371	21	3.50	3,386	25	2.95
Commercial mortgage loans	9,790	95	3.95	9,965	100	3.97	10,387	107	4.18
Residential mortgage loans	1,599	21	5.24	1,600	20	5.11	1,632	22	5.41
Consumer loans	2,281	19	3.42	2,367	21	3.50	2,481	22	3.58
Lease financing	987	9	3.62	1,044	11	4.36	1,130	11	3.75
International loans	1,219	12	3.87	1,188	11	3.86	1,282	12	3.93
Business loan swap income	—	1	—	—	4	—	—	8	—
Total loans	39,551	376	3.85	39,999	394	3.92	41,313	412	4.04

Auction-rate securities available-for-sale	554	1	0.88	617	2	0.92	879	2	0.93
Other investment securities available-for-sale	6,757	56	3.37	6,495	48	3.07	6,503	60	3.72
Total investment securities available-for-sale	7,311	57	3.17	7,112	50	2.87	7,382	62	3.38

Federal funds sold and securities purchased under agreements to resell	3	—	0.32	8	—	0.32	—	—	—
Interest-bearing deposits with banks (a)	2,354	1	0.26	1,856	1	0.25	4,122	2	0.25
Other short-term investments	128	1	2.68	127	1	1.40	124	1	1.75
Total earning assets	49,347	435	3.57	49,102	446	3.62	52,941	477	3.65

Cash and due from banks	884			871			788
Allowance for loan losses	(908)			(979)			(1,058)
Accrued income and other assets	4,452			4,762			4,848
Total assets	$53,775			$53,756			$57,519

Money market and NOW deposits	$17,797	12	0.26	$17,302	13	0.29	$15,055	12	0.32
Savings deposits	1,421	—	0.09	1,385	—	0.09	1,384	—	0.07
Customer certificates of deposit	5,509	10	0.76	5,602	11	0.80	6,173	15	1.02
Total interest-bearing core deposits	24,727	22	0.36	24,289	24	0.39	22,612	27	0.50
Other time deposits	—	—	—	—	—	—	877	8	3.53
Foreign office time deposits	412	—	0.49	460	—	0.45	458	—	0.21
Total interest-bearing deposits	25,139	22	0.37	24,749	24	0.40	23,947	35	0.60

Short-term borrowings	94	—	0.31	174	1	0.27	234	—	0.11
Medium- and long-term debt	6,128	17	1.10	6,201	15	1.02	10,775	26	0.95
Total interest-bearing sources	31,361	39	0.51	31,124	40	0.52	34,956	61	0.71

Noninterest-bearing deposits	15,459			15,607			14,624
Accrued expenses and other liabilities	1,120			1,155			1,075
Total shareholders’ equity	5,835			5,870			6,864
Total liabilities and shareholders’ equity	$53,775			$53,756			$57,519

Net interest income/rate spread (FTE)		$396	3.06		$406	3.10		$416	2.94

FTE adjustment		$1			$1			$1

Impact of net noninterest-bearing sources of funds			0.19			0.19			0.24
Net interest margin (as a percentage of average earning assets) (FTE) (a)			3.25%			3.29%			3.18%

(a)          Excess liquidity, represented by average balances deposited with the Federal Reserve Bank, reduced the net interest margin by 14 basis points in the first quarter of 2011, and by 12 points and 24 basis points in the fourth and first quarters of 2010, respectively.  Excluding excess liquidity, the net interest margin would have been 3.39%, 3.41% and 3.42% in each respective period.  See Reconciliation of Non-GAAP Financial Measures.

CONSOLIDATED STATISTICAL DATA (unaudited)

Comerica Incorporated and Subsidiaries

	March 31,	December 31,	September 30,	June 30,	March 31,
(in millions, except per share data)	2011	2010	2010	2010	2010

Commercial loans:
Floor plan	$1,893	$2,017	$1,693	$1,586	$1,351
Other	19,467	20,128	19,739	19,565	19,405
Total commercial loans	21,360	22,145	21,432	21,151	20,756
Real estate construction loans:
Commercial Real Estate business line (a)	1,606	1,826	2,023	2,345	2,754
Other business lines (b)	417	427	421	429	448
Total real estate construction loans	2,023	2,253	2,444	2,774	3,202
Commercial mortgage loans:
Commercial Real Estate business line (a)	1,918	1,937	2,091	2,035	1,944
Other business lines (b)	7,779	7,830	8,089	8,283	8,414
Total commercial mortgage loans	9,697	9,767	10,180	10,318	10,358
Residential mortgage loans	1,550	1,619	1,586	1,606	1,631
Consumer loans:
Home equity	1,661	1,704	1,736	1,761	1,782
Other consumer	601	607	667	682	690
Total consumer loans	2,262	2,311	2,403	2,443	2,472
Lease financing	958	1,009	1,053	1,084	1,120
International loans	1,326	1,132	1,182	1,226	1,306
Total loans	$39,176	$40,236	$40,280	$40,602	$40,845

Goodwill	$150	$150	$150	$150	$150
Loan servicing rights	4	5	5	6	6

Tier 1 common capital ratio (c) (d)	10.37%	10.13%	9.96%	9.81%	9.57%
Tier 1 risk-based capital ratio (d)	10.37	10.13	9.96	10.64	10.38
Total risk-based capital ratio (d)	14.83	14.54	14.37	15.03	14.91
Leverage ratio (d)	11.37	11.26	10.91	11.36	11.00
Tangible common equity ratio (c)	10.43	10.54	10.39	10.11	9.68

Book value per common share	$33.25	$32.82	$33.19	$32.85	$32.15
Market value per share for the quarter:
High	43.53	43.44	40.21	45.85	39.36
Low	36.20	34.43	33.11	35.44	29.68
Close	36.72	42.24	37.15	36.83	38.04

Quarterly ratios:
Return on average common shareholders’ equity	7.08%	6.53%	4.07%	4.89%	(5.61)%
Return on average assets	0.77	0.71	0.43	0.50	0.36
Efficiency ratio	69.05	70.38	67.88	64.47	66.45

Number of banking centers	445	444	441	437	449

Number of employees - full time equivalent	8,955	9,001	9,075	9,107	9,215

(a)          Primarily loans to real estate investors and developers.

(b)         Primarily loans secured by owner-occupied real estate.

(c)          See Reconciliation of Non-GAAP Financial Measures.

(d)         March 31, 2011 ratios are estimated.

PARENT COMPANY ONLY BALANCE SHEETS (unaudited)

Comerica Incorporated

	March 31,	December 31,	March 31,
(in millions, except share data)	2011	2010	2010

ASSETS
Cash and due from subsidiary bank	$7	$—	$14
Short-term investments with subsidiary bank	334	327	651
Other short-term investments	90	86	86
Investment in subsidiaries, principally banks	6,033	5,957	5,818
Premises and equipment	3	4	4
Other assets	174	181	206
Total assets	$6,641	$6,555	$6,779

LIABILITIES AND SHAREHOLDERS’ EQUITY
Medium- and long-term debt	$631	$635	$989
Other liabilities	133	127	122
Total liabilities	764	762	1,111

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 203,878,110 shares	1,019	1,019	1,019
Capital surplus	1,464	1,481	1,468
Accumulated other comprehensive loss	(382)	(389)	(303)
Retained earnings	5,317	5,247	5,064
Less cost of common stock in treasury - 27,103,941 shares at 3/31/11, 27,342,518 shares at 12/31/10, and 27,575,283 shares at 3/31/10	(1,541)	(1,565)	(1,580)
Total shareholders’ equity	5,877	5,793	5,668
Total liabilities and shareholders’ equity	$6,641	$6,555	$6,779

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (unaudited)

Comerica Incorporated and Subsidiaries

					Accumulated
		Common Stock			Other			Total
	Preferred	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders’
(in millions, except per share data)	Stock	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2009	$2,151	151.2	$894	$740	$(336)	$5,161	$(1,581)	$7,029
Net income	—	—	—	—	—	52	—	52
Other comprehensive income, net of tax	—	—	—	—	33	—	—	33
Total comprehensive income								85
Cash dividends declared on preferred stock	—	—	—	—	—	(38)	—	(38)
Cash dividends declared on common stock ($0.05 per share)	—	—	—	—	—	(9)	—	(9)
Purchase of common stock	—	—	—	—	—	—	(2)	(2)
Issuance of common stock	—	25.1	125	724	—	—	—	849
Redemption of preferred stock	(2,250)	—	—	—	—	—	—	(2,250)
Redemption discount accretion on preferred stock	94	—	—	—	—	(94)	—	—
Accretion of discount on preferred stock	5	—	—	—	—	(5)	—	—
Net issuance of common stock under employee stock plans	—	—	—	—	—	(3)	3	—
Share-based compensation	—	—	—	4	—	—	—	4
BALANCE AT MARCH 31, 2010	$—	176.3	$1,019	$1,468	$(303)	$5,064	$(1,580)	$5,668

BALANCE AT DECEMBER 31, 2010	$—	176.5	$1,019	$1,481	$(389)	$5,247	$(1,565)	$5,793
Net income	—	—	—	—	—	103	—	103
Other comprehensive income, net of tax	—	—	—	—	7	—	—	7
Total comprehensive income								110
Cash dividends declared on common stock ($0.10 per share)	—	—	—	—	—	(18)	—	(18)
Purchase of common stock	—	(0.5)	—	—	—	—	(21)	(21)
Net issuance of common stock under employee stock plans	—	0.8	—	(30)	—	(15)	45	—
Share-based compensation	—	—	—	13	—	—	—	13
BALANCE AT MARCH 31, 2011	$—	176.8	$1,019	$1,464	$(382)	$5,317	$(1,541)	$5,877

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)

Comerica Incorporated and Subsidiaries

			Wealth &
(dollar amounts in millions)	Business	Retail	Institutional
Three Months Ended March 31, 2011	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$341	$139	$44	$(135)	$7	$396
Provision for loan losses	18	23	8	—	—	49
Noninterest income	77	42	64	16	8	207
Noninterest expenses	160	162	78	3	12	415
Provision (benefit) for income taxes (FTE)	73	(2)	8	(46)	3	36
Net income (loss)	$167	$(2)	$14	$(76)	$—	$103
Net credit-related charge-offs	$73	$23	$5	$—	$—	$101

Selected average balances:
Assets	$30,091	$5,558	$4,809	$9,314	$4,003	$53,775
Loans	29,609	5,106	4,807	22	7	39,551
Deposits	20,084	17,360	2,800	249	105	40,598

Statistical data:
Return on average assets (a)	2.22%	(0.05)%	1.14%	N/M	N/M	0.77%
Net interest margin (b)	4.66	3.25	3.76	N/M	N/M	3.25
Efficiency ratio	38.14	89.19	74.38	N/M	N/M	69.05

			Wealth &
	Business	Retail	Institutional
Three Months Ended December 31, 2010	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$341	$134	$42	$(111)	$—	$406
Provision for loan losses	8	29	23	—	(3)	57
Noninterest income	81	43	59	23	9	215
Noninterest expenses	158	169	93	12	5	437
Provision (benefit) for income taxes (FTE)	82	(7)	(5)	(40)	1	31
Net income (loss)	$174	$(14)	$(10)	$(60)	$6	$96
Net credit-related charge-offs	$73	$22	$18	$—	$—	$113

Selected average balances:
Assets	$30,489	$5,647	$4,834	$9,228	$3,558	$53,756
Loans	29,947	5,192	4,820	28	12	39,999
Deposits	19,892	17,271	2,730	310	153	40,356

Statistical data:
Return on average assets (a)	2.29%	(0.32)%	(0.82)%	N/M	N/M	0.71%
Net interest margin (b)	4.51	3.07	3.43	N/M	N/M	3.29
Efficiency ratio	37.25	95.17	92.86	N/M	N/M	70.38

			Wealth &
	Business	Retail	Institutional
Three Months Ended March 31, 2010	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$341	$130	$42	$(105)	$8	$416
Provision for loan losses	137	31	12	—	(5)	175
Noninterest income	76	44	60	12	2	194
Noninterest expenses	162	154	73	2	13	404
Provision (benefit) for income taxes (FTE)	29	(4)	6	(36)	1	(4)
Income from discontinued operations, net of tax	—	—	—	—	17	17
Net income (loss)	$89	$(7)	$11	$(59)	$18	$52
Net credit-related charge-offs	$137	$26	$10	$—	$—	$173

Selected average balances:
Assets	$31,293	$6,106	$4,862	$9,416	$5,842	$57,519
Loans	30,918	5,599	4,789	9	(2)	41,313
Deposits	17,750	16,718	2,791	1,218	94	38,571

Statistical data:
Return on average assets (a)	1.13%	(0.17)%	0.92%	N/M	N/M	0.36%
Net interest margin (b)	4.48	3.18	3.53	N/M	N/M	3.18
Efficiency ratio	38.78	88.44	73.18	N/M	N/M	66.45

(a) Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(b) Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE - Fully Taxable Equivalent

N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)

Comerica Incorporated and Subsidiaries

							Finance
(dollar amounts in millions)					Other		& Other
Three Months Ended March 31, 2011	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total
Earnings summary:
Net interest income (expense) (FTE)	$203	$164	$87	$11	$41	$18	$(128)	$396
Provision for loan losses	34	11	4	8	(7)	(1)	—	49
Noninterest income	100	37	23	4	11	8	24	207
Noninterest expenses	188	109	61	12	21	9	15	415
Provision (benefit) for income taxes (FTE)	28	30	16	(1)	—	6	(43)	36
Net income (loss)	$53	$51	$29	$(4)	$38	$12	$(76)	$103
Net credit-related charge-offs	$46	$26	$8	$8	$9	$4	$—	$101

Selected average balances:
Assets	$14,307	$12,590	$7,031	$1,553	$3,242	$1,735	$13,317	$53,775
Loans	14,104	12,383	6,824	1,580	2,960	1,671	29	39,551
Deposits	18,230	12,235	5,786	367	2,298	1,328	354	40,598

Statistical data:
Return on average assets (a)	1.08%	1.54%	1.65%	(0.93)%	4.70%	2.79%	N/M	0.77%
Net interest margin (b)	4.49	5.37	5.17	2.82	5.73	4.34	N/M	3.25
Efficiency ratio	61.99	54.36	55.39	80.08	42.38	34.62	N/M	69.05

							Finance
					Other		& Other
Three Months Ended December 31, 2010	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total
Earnings summary:
Net interest income (expense) (FTE)	$202	$158	$80	$11	$48	$18	$(111)	$406
Provision for loan losses	46	11	15	4	(19)	3	(3)	57
Noninterest income	99	35	27	3	10	9	32	215
Noninterest expenses	201	109	67	9	24	10	17	437
Provision (benefit) for income taxes (FTE)	19	32	9	—	5	5	(39)	31
Net income (loss)	$35	$41	$16	$1	$48	$9	$(54)	$96
Net credit-related charge-offs	$52	$43	$9	$7	$2	$—	$—	$113

Selected average balances:
Assets	$14,506	$12,698	$6,653	$1,587	$3,911	$1,615	$12,786	$53,756
Loans	14,219	12,497	6,435	1,612	3,651	1,545	40	39,999
Deposits	17,959	12,448	5,557	375	2,242	1,312	463	40,356

Statistical data:
Return on average assets (a)	0.72%	1.21%	0.96%	0.13%	4.93%	2.24%	N/M	0.71%
Net interest margin (b)	4.45	5.01	4.91	2.64	5.32	4.38	N/M	3.29
Efficiency ratio	66.63	56.47	62.62	68.68	40.06	36.08	N/M	70.38

							Finance
					Other		& Other
Three Months Ended March 31, 2010	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total
Earnings summary:
Net interest income (expense) (FTE)	$204	$161	$79	$10	$41	$18	$(97)	$416
Provision for loan losses	80	59	17	3	24	(3)	(5)	175
Noninterest income	102	36	20	3	10	9	14	194
Noninterest expenses	186	105	60	9	21	8	15	404
Provision (benefit) for income taxes (FTE)	14	11	8	—	(10)	8	(35)	(4)
Income from discontinued operations, net of tax	—	—	—	—	—	—	17	17
Net income (loss)	$26	$22	$14	$1	$16	$14	$(41)	$52
Net credit-related charge-offs	$55	$64	$25	$10	$14	$5	$—	$173

Selected average balances:
Assets	$15,208	$13,175	$6,892	$1,576	$3,782	$1,628	$15,258	$57,519
Loans	14,964	12,980	6,704	1,576	3,494	1,588	7	41,313
Deposits	17,056	11,927	4,957	361	1,985	973	1,312	38,571

Statistical data:
Return on average assets (a)	0.57%	0.65%	0.84%	0.17%	1.63%	3.50%	N/M	0.36%
Net interest margin (b)	4.84	5.04	4.79	2.54	4.84	4.64	N/M	3.18
Efficiency ratio	60.60	53.32	60.46	72.04	43.95	29.12	N/M	66.45

(a) Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(b) Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE - Fully Taxable Equivalent

N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Comerica Incorporated and Subsidiaries

	2011	2010
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Impact of Excess Liquidity on Net Interest Margin (FTE):
Net interest income (FTE)	$396	$406	$405	$424	$416
Less:
Interest earned on excess liquidity (a)	1	1	2	2	3
Net interest income (FTE), excluding excess liquidity	$395	$405	$403	$422	$413

Average earning assets	$49,347	$49,102	$50,189	$51,835	$52,941
Less:
Average net unrealized gains on investment securities available-for-sale	22	139	180	80	62
Average earning assets for net interest margin (FTE)	49,325	48,963	50,009	51,755	52,879
Less:
Excess liquidity (a)	2,297	1,793	2,983	3,719	4,092
Average earning assets for net interest margin (FTE), excluding excess liquidity	$47,028	$47,170	$47,026	$48,036	$48,787

Net interest margin (FTE)	3.25%	3.29%	3.23%	3.28%	3.18%
Net interest margin (FTE), excluding excess liquidity	3.39	3.41	3.42	3.51	3.42

Impact of excess liquidity on net interest margin (FTE)	(0.14)	(0.12)	(0.19)	(0.23)	(0.24)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Tier 1 Common Capital Ratio:
Tier 1 capital (b) (c)	$6,105	$6,027	$5,940	$6,371	$6,311
Less:
Trust preferred securities	—	—	—	495	495
Tier 1 common capital (c)	$6,105	$6,027	$5,940	$5,876	$5,816
Risk-weighted assets (b) (c)	$58,849	$59,506	$59,608	$59,877	$60,792
Tier 1 capital ratio (c)	10.37%	10.13%	9.96%	10.64%	10.38%
Tier 1 common capital ratio (c)	10.37	10.13	9.96	9.81	9.57

Tangible Common Equity Ratio:
Total common shareholders’ equity	$5,877	$5,793	$5,857	$5,792	$5,668
Less:
Goodwill	150	150	150	150	150
Other intangible assets	5	6	6	6	7
Tangible common equity	$5,722	$5,637	$5,701	$5,636	$5,511
Total assets	$55,017	$53,667	$55,004	$55,885	$57,106
Less:
Goodwill	150	150	150	150	150
Other intangible assets	5	6	6	6	7
Tangible assets	$54,862	$53,511	$54,848	$55,729	$56,949
Common equity ratio	10.68%	10.80%	10.65%	10.36%	9.93%
Tangible common equity ratio	10.43	10.54	10.39	10.11	9.68

(a) Excess liquidity represented by interest earned on and average balances deposited with the Federal Reserve Bank (FRB).

(b) Tier 1 capital and risk-weighted assets as defined by regulation.

(c) March 31, 2011 Tier 1 capital and risk-weighted assets are estimated.

The net interest margin (FTE), excluding excess liquidity, removes interest earned on balances deposited with the FRB from net interest income (FTE) and average balances deposited with the FRB from average earning assets from the numerator and denominator of the net interest margin (FTE) ratio, respectively. Comerica believes this measurement provides meaningful information to investors, regulators, management and others of the impact on net interest income and net interest margin resulting from Comerica’s short-term investment in low yielding instruments.

The Tier 1 common capital ratio removes preferred stock and qualifying trust preferred securities from Tier 1 capital as defined by and calculated in conformity with bank regulations.  The tangible common equity removes preferred stock and the effect of intangible assets from capital and the effect of intangible assets from total assets.  Comerica believes these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of common equity and to compare against other companies in the industry.